EXHIBIT 10.2

RESTRICTED STOCK UNIT PURCHASE AGREEMENT

AGREEMENT dated as of [Grant Date] between 3D SYSTEMS CORPORATION, a Delaware corporation (the “Company”), and [Name of Recipient] (the “Participant”).

The Amended and Restated 2004 Incentive Stock Plan (the “Plan”) of 3D Systems Corporation is designed to assist the Company and its subsidiaries and affiliates in attracting and retaining employees and consultants of outstanding competence by providing an incentive that permits the persons responsible for the Company’s growth to share directly in that growth and to further the identity of their interests with the interests of the Company’s stockholders. The Participant is eligible to receive an Award of Restricted Stock Units (“Restricted Stock Units”), each unit of which is a notional bookkeeping entry representing the equivalent of a share of Common Stock under Section 7 of the Plan. All terms used in this Agreement that are defined in the Plan have the same meaning given to them in the Plan.

NOW, THEREFORE, the Company and the Participant mutually agree as follows:

Section 1. Restricted Stock Units Issue Price

Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Participant and the Participant accepts from the Company [Number of Units] Restricted Stock Units for an issue price of $1.00 per unit (the “Issue Price”), receipt of which the Company hereby acknowledges.

Section 2. Terms and Conditions of Plan

The Participant agrees that all Restricted Stock Units issued pursuant to this Agreement shall be held in accordance with the terms and conditions of the Plan. The authority of the Company to enter into this Agreement and to issue Restricted Stock Units pursuant hereto is derived exclusively from the Plan. If any terms or conditions of this Agreement conflict with any terms or conditions of the Plan, the terms and conditions of the Plan shall control. Any capitalized terms not defined herein shall have the meaning assigned to such term in the Plan. The Participant acknowledges that a copy of the Plan has been made available to the Participant.

Section 3. Restriction on Transfer

Except as permitted in Section 10 of the Plan, no Restricted Stock Units issued pursuant to this Agreement, or any interest therein, shall be sold, transferred, pledged, encumbered or otherwise disposed of by the Participant so long as the Participant shall remain a Participant of the Company, except that such restrictions may expire earlier as provided by Section 9 of the Plan.

Section 4. Forfeiture and Period of Restriction

(a) Restricted Stock Units shall be forfeited, and all rights of the Participant with respect to such Restricted Stock Units shall terminate unless the Participant continues in the service of the Company, a Subsidiary or an Affiliate for a period beginning on the date of the grant and ending on the earlier of the third anniversary of such date or the date that the Participant’s employment ends on account of death or Disability, and satisfies any and all other conditions set forth in this Agreement.

(b) Notwithstanding anything contained in Section 7 of the Plan to the contrary, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, waive the forfeiture period and any other conditions set forth in this Agreement under appropriate circumstances (including, but not limited to, the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate.

(c) In the event Restricted Stock Units are forfeited, the Company will repay the Participant the Issue Price for each Restricted Stock Unit in a single cash payment made no later than sixty (60) days after the date the Restricted Stock Units are forfeited.

Section 5. Settlement of Restricted Stock Units

Upon expiration or earlier termination of the restricted period provided in Section 4 above without a forfeiture and the satisfaction of or release from any other conditions set forth in this Agreement, or at such earlier time as provided under Section 4(b) above, the restrictions applicable to the Restricted Stock Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 15 of this Agreement and Section 13 of the Plan (regarding tax withholding), but no later than sixty (60) days following such event, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, (1) a cash payment equal to the number of Restricted Stock Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, (2) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, or a statement from the Company representing that such shares have been issued, are in book entry form and are free of all restrictions, except for any restrictions that may be imposed by law, or (3) any combination of cash and shares of Common Stock.

Section 6. Undertakings of Participant

The Participant represents and agrees that he or she will comply with the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), with respect to such shares, and he or she will indemnify the Company for any costs, liabilities and expenses that it may sustain by reason of any violation of the Securities Act or the Securities Exchange Act caused by any act or omission on his or her part with respect to such shares.

Section 7. Non-Competition

In consideration of the issuance of the Restricted Stock Units awarded to the Participant pursuant to this Agreement and the opportunity to earn the shares of Common Stock underlying the Restricted Stock Units, and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees as follows:

The parties understand and agree that the purpose of the restrictions contained in this Section 7 are to protect the goodwill and other legitimate business interests of the Company, and that the Company would not have entered into this Agreement in the absence of such restrictions. Participant acknowledges and agrees that the restrictions contained in this Section 7 are reasonable and do not, and will not, unduly impair Participant’s ability to earn a living after the Participant’s separation of employment from the Company for any reason. Participant understands that the Company is a global company and engages in business throughout the United States and across the world. The provisions of this Section 7 shall survive the expiration or sooner termination of this Agreement.

(a)	Except as provided in Section 7(d) below, Participant agrees that, during the term of Participant’s employment with the Company and for a period of eighteen (18) months following separation of Participant’s employment with the Company (such period, the “Restricted Period”), including termination by the Company for cause or without cause, Participant will not, directly or indirectly, own any interest in, develop, manage, control, participate in, consult, render services, organize, or in any manner engage (whether as an officer, director, employee, independent contractor, partner, member, joint venturer, agent, representative, or otherwise, but in each instance, in a role similar to or the same as, or with any of the same or similar duties and responsibilities as, any position or services held or rendered by Participant on behalf of Company during Participant’s employment with the Company) in any activity or enterprise providing three dimensional (“3D”) or additive manufacturing content-to-print solutions, including 3D printers, print materials, on-demand custom parts services and 3D authoring solutions for professionals and consumers (the “Business of Company”) anywhere in the United States. The Company and the Participant each intends that the covenants of this Section 7(a) shall be deemed to be a series of separate covenants, one for each county or province of each and every state, and one for each month of the time periods covered by such covenants.

(b)	If, during the enforcement of any or all of the covenants and provisions set forth in this Section 7, any court of competent jurisdiction or arbitrator enters a final judgment that declares that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, are invalid, or are otherwise unenforceable, then the parties hereto agree that the maximum enforceable duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area, and that the court or arbitrator making the determination of invalidity or unenforceability shall have the power to revise the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes the closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope, or area permitted by Law.

(c)	Participant agrees that in the event a court of competent jurisdiction or arbitrator declares that there has been a breach by Participant of this Section 7, the term of any such covenant so breached shall be automatically extended for the period of time of the violation from the date on which such breach ceases or from the date of the entry by an arbitrator or court of competent jurisdiction of a final non-appealable order enforcing such covenant, whichever is later.

(d)	Notwithstanding the terms of this Section 7 the Participant shall not be prohibited from (i) being a beneficial owner of not more than five percent (5%) of the outstanding stock of any class of person which is publicly traded and which enterprise is competitive with the Business of the Company, so long as Participant has no active participation in the business of such person or (ii) serving as a director or advisor to any non-profit organization or governmental entity.

(e)	The Participant acknowledges and agrees that the Company and its direct and indirect subsidiaries are expressly intended to be third-party beneficiaries of the provisions of this Agreement and that any assignees of the Company that are permitted by this Agreement are authorized to enforce the provisions of this Agreement.

Section 8. Registration of Shares

The Company shall use its reasonable commercial efforts to cause the shares of Common Stock issuable in connection with the Plan to be registered under the Securities Act of 1933, as amended (the “Securities Act”), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the Participant to whom such shares are to be issued will execute and deliver to the Company upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Company, that (i) such Participant has had access or will, by reason of such person’s employment or service with the Company, or otherwise, have access to sufficient information concerning the Company to enable him or her to evaluate the merits and risks of the acquisition of shares of the Company’s Common Stock pursuant to the Plan, (ii) such Participant has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such Participant to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such Participant will comply with the Securities Act and the Exchange Act with respect to such shares, and (v) such Participant will indemnify the Company for any cost, liability and expense that the Company may sustain by reason of any violation of the Securities Act or the Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

Section 9. Rights of Holders of Restricted Stock Units

(a)                Until the lapse or release of the restrictions applicable to the shares subject to a Restricted Stock Unit, no shares of Common Stock shall be issued in respect of such Restricted Stock Units. Holders of Restricted Stock Units shall not have rights as stockholders of the Company, with respect to the shares of Common Stock covered by such Restricted Stock Units or otherwise, and shall not have the right to vote such shares or the right to receive dividends until, and then to the extent that, shares of Common Stock are issued in settlement of the Restricted Stock Units.

(b)               A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Agreement.

Section 10. Restrictive Legends and Stop-Transfer Instructions.

Certificates evidencing shares of Common Stock issued pursuant to Restricted Stock Units may bear such restrictive legends and /or appropriate stop-transfer instructions may be issued to the Company’s transfer agent as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

Section 11. Notices

Any notice that either party hereto may be required or permitted to give to the other shall be in writing and, except as otherwise required herein, may be delivered personally or by mail to the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, attention of the Secretary of the Company, or to the Participant at the address set forth below or at such other address as either party may designate by notice to the other.

Section 12. Adjustments

The number of Restricted Stock Units and the terms of this Agreement shall be subject to adjustment in accordance with Section 3(a) of the Plan.

Section 13. Successors

The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

Section 14.  Company’s Right to Terminate Retention; Exclusivity

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Participants, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements either may be generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the issuance of the Restricted Stock Units shall confer upon the Participant any right to continued employment or service with the Company, a Subsidiary or an Affiliate.

Section 15. Payment of Withholding Tax

The Participant undertakes to comply with any appropriate requests that may be made by the Company in respect of the withholding of any federal, state or local taxes and any other charges that may be required by law to be withheld by reason of a grant or the issuance of shares of Common Stock pursuant to the Plan.

Section 16. Applicable Law

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

Section 17. Severability

If any provision of this Agreement is held to be illegal, void or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed pursuant to due authorization, all as of the day and year first above written.

3D SYSTEMS CORPORATION

By: __________________________________

[Name]

Executive Vice President, Chief Legal Officer and Secretary

PARTICIPANT

       __________________________________

[Name of Recipient]

[Address]

[City, State or Province, Postal Code, and Country]

Participant hereby designates ___________________________ to be the beneficiary of the Restricted Stock Units awarded pursuant to this Agreement, to the extent that the restrictions set forth in Section 4 of this Agreement relating to such Restricted Stock Units have not yet lapsed at the time of Participant’s death.